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                                                              Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $36,761.80
                      = $115,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $39,031.07
- Monthly Deduction*                  $1,524.24
- Mortality & Expense Charge**          $343.86
+ Hypothetical Rate of Return***      ($401.17)
                                      ---------
=                                       $36,762  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                 COI
              -----                 ---
              1                 $125.30
              2                 $125.61
              3                 $125.92
              4                 $126.24
              5                 $126.55
              6                 $126.86
              7                 $127.18
              8                 $127.49
              9                 $127.80
             10                 $128.12
             11                 $128.43
             12                 $128.74

             Total            $1,524.24

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.


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*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

             Month         Interest
             -----         --------
             1             ($34.35)
             2             ($34.18)
             3             ($34.02)
             4             ($33.85)
             5             ($33.68)
             6             ($33.51)
             7             ($33.35)
             8             ($33.18)
             9             ($33.01)
            10             ($32.85)
            11             ($32.68)
            12             ($32.51)

         Total            ($401.17)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $36,761.80
- Year 5 Surrender Charge         $1,941.76
                                  ---------
=                                   $34,820  (rounded to the nearest dollar)


II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $115,000 or 116% x $51,318.09
                       = $115,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4     $50,565.24
- Monthly Deduction*                   $1,267.35
- Mortality & Expense Charge**           $448.94
+ Hypothetical Rate of Return***       $2,469.14
                                      ----------
=                                        $51,318 (rounded to the nearest dollar)


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* The monthly deduction is made up of a monthly cost of insurance (COI)
deduction. The monthly COI charges for year 5 are:

              Month                  COI
              -----                  ---
              1                  $106.18
              2                  $106.08
              3                  $105.98
              4                  $105.87
              5                  $105.77
              6                  $105.67
              7                  $105.56
              8                  $105.46
              9                  $105.36
             10                  $105.25
             11                  $105.14
             12                  $105.04

             Total             $1,267.35

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

             Month          Interest
             -----          --------
             1               $204.38
             2               $204.62
             3               $204.87
             4               $205.12
             5               $205.38
             6               $205.63
             7               $205.88
             8               $206.14
             9               $206.39
            10               $206.65
            11               $206.91
            12               $207.17

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             Total         $2,469.14

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $51,318.09
- Year 5 Surrender Charge          $1,941.76
                                   ---------
=                                    $49,376  (rounded to the nearest dollar)


III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $115,000 or 116% x $69,822.82
                       = $115,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4   $64,357.80
- Monthly Deduction*                   $951.03
- Mortality & Expense Charge**         $574.57
+ Hypothetical Rate of Return***     $6,990.61
                                     ---------
=                                      $69,823  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                  COI
              -----                  ---
              1                   $83.32
              2                   $82.60
              3                   $81.88
              4                   $81.15
              5                   $80.41
              6                   $79.67
              7                   $78.92
              8                   $78.16
              9                   $77.40
             10                   $76.62
             11                   $75.84


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             12                   $75.05

             Total               $951.03

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

             Month          Interest
             -----          --------
             1               $561.11
             2               $564.88
             3               $568.69
             4               $572.54
             5               $576.42
             6               $580.35
             7               $584.31
             8               $588.31
             9               $592.35
            10               $596.42
            11               $600.54
            12               $604.70

         Total             $6,990.61

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $69,822.82
- Year 5 Surrender Charge         $1,941.76
                                 ----------
=                                   $67,881  (rounded to the nearest dollar)


NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value

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                      = $115,000 or 116% x $36,640.02
                      = $115,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4   $38,955.28
- Monthly Deduction*                 $1,572.21
- Mortality & Expense Charge**         $342.95
+ Hypothetical Rate of Return***      ($400.10)
                                     ---------
=                                      $36,640  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                 COI
              -----                 ---
              1                 $129.21
              2                 $129.53
              3                 $129.86
              4                 $130.19
              5                 $130.52
              6                 $130.85
              7                 $131.18
              8                 $131.51
              9                 $131.84
             10                 $132.17
             11                 $132.50
             12                 $132.83

              Total           $1,572.21

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

             Month            Interest
             -----            --------
             1                ($34.28)
             2                ($34.11)
             3                ($33.94)
             4                ($33.77)
             5                ($33.60)


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             6                ($33.43)
             7                ($33.26)
             8                ($33.09)
             9                ($32.92)
            10                ($32.74)
            11                ($32.57)
            12                ($32.40)

         Total               ($400.10)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $36,640.02
- Year 5 Surrender Charge          $1,941.76
                                  ---------
=                                    $34,698  (rounded to the nearest dollar)


II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $51,199.26
                      = $115,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $50,490.48
- Monthly Deduction*                  $1,307.53
- Mortality & Expense Charge**          $448.07
+ Hypothetical Rate of Return***      $2,464.37
                                      ---------
=                                       $51,199  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                  COI
              -----                  ---
              1                  $109.51
              2                  $109.41
              3                  $109.31
              4                  $109.21


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              5                  $109.11
              6                  $109.01
              7                  $108.91
              8                  $108.81
              9                  $108.71
             10                  $108.61
             11                  $108.51
             12                  $108.40

             Total             $1,307.53

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

             Month          Interest
             -----          --------
             1               $204.06
             2               $204.29
             3               $204.53
             4               $204.76
             5               $205.00
             6               $205.24
             7               $205.48
             8               $205.72
             9               $205.96
            10               $206.20
            11               $206.45
            12               $206.69

            Total          $2,464.37

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $51,199.26
- Year 5 Surrender Charge       $1,941.76
                                ---------
=                                 $49,258  (rounded to the nearest dollar)

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III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN
CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $69,711.19
                      = $115,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $64,285.63
- Monthly Deduction*                    $981.56
- Mortality & Expense Charge**          $573.77
+ Hypothetical Rate of Return***      $6,980.90
                                      ---------
=                                       $69,711  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                 COI
              -----                 ---
              1                  $85.95
              2                  $85.22
              3                  $84.48
              4                  $83.74
              5                  $82.98
              6                  $82.22
              7                  $81.46
              8                  $80.68
              9                  $79.90
             10                  $79.11
             11                  $78.31
             12                  $77.50

             Total              $981.56

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:


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             Month          Interest
             -----          --------
             1               $560.45
             2               $564.20
             3               $567.98
             4               $571.80
             5               $575.66
             6               $579.55
             7               $583.49
             8               $587.46
             9               $591.47
            10               $595.51
            11               $599.60
            12               $603.73

            Total          $6,980.90

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $69,711.19
- Year 5 Surrender Charge          $1,941.76
                                   ---------
=                                    $67,769  (rounded to the nearest dollar)